As filed with the Securities and Exchange Commission on March 31, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________________________________________________
HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3530539 (I.R.S. Employer Identification Number)
8501 Williams Road
Estero, FL 33928
(Address, including ZIP Code, of registrant’s principal executive offices)

Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan
(Full title of the plan)

Thomas J. Sabatino, Jr.
Senior Executive Vice President, Chief Administrative Officer and General Counsel
Hertz Global Holdings, Inc.
8501 Williams Road
Estero, FL 33928
(239) 301-7000

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,769,100	$9.86	$17,443,326	$1,756.54

(1)
In addition to the shares set forth in the table, the number of shares registered includes an indeterminable number of shares of Common Stock issuable under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the "Plan"), as this amount may be adjusted as a result of a stock dividend, stock split, or similar transactions as permitted by Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”).

(2)
Represents 1,769,100 shares of common stock issuable pursuant to the Plan, to be registered for resale. Equity awards with respect to the common stock have been previously issued to participants in the Plan.

(3)
Computed pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the registration fee, based upon an assumed price of $9.86 per share, which is the average of the high and low prices of Hertz Global Holdings, Inc. common stock on March 29, 2016, as reported on the New York Stock Exchange.

EXPLANATORY NOTE
This Registration Statement contains two parts. The first part contains a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” (as defined in General Instruction C to Form S-8). This resale prospectus relates to shares of common stock, $0.01 par value per share, of Hertz Global Holdings, Inc. (the “Company”) issuable to certain employees of the Company pursuant to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, as amended, with respect to equity awards previously issued to such employees. The equity awards were issued to non-affiliate employees following the Company’s receipt of no-action relief from the Staff of the Securities and Exchange Commission pursuant to the Company’s letter dated April 20, 2015. The equity awards were issued without compliance with the registration provisions of the Securities Act based upon the conclusion that such awards did not constitute a “sale” within the meaning of Section 2(a)(3) of the Securities Act. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS
HERTZ GLOBAL HOLDINGS, INC.
1,769,100 SHARES OF COMMON STOCK
This prospectus relates to the resale, from time to time, of up to 1,769,100 shares of our common stock, $0.01 par value per share, by the selling stockholders listed in this prospectus. The selling stockholders may acquire such shares pursuant to grants made under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (referred to in this prospectus as the “Plan”).
We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.
Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.
Shares of our common stock are listed on the New York Stock Exchange under the symbol “HTZ.” On March 30, 2016, the last reported sale price of our common stock was $10.24 per share.
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission (the “SEC”), including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of certain factors that should carefully be considered by prospective purchasers.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated March 31, 2016.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference.

i

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision.
References in this prospectus to the terms “Hertz,” the “Company,” “we,” “us” and “our,” or other similar terms, mean Hertz Global Holdings, Inc., together with its consolidated subsidiaries, unless the context indicates otherwise.

HERTZ GLOBAL HOLDINGS, INC.
We operate our car rental business through the Hertz, Dollar, Thrifty and Firefly brands, as of December 31, 2015, from approximately 9,980 corporate and franchisee locations in North America, Europe, Latin America, Africa, Asia, Australia, the Middle East and New Zealand. We are one of the largest worldwide airport general use car rental companies and our Hertz brand has approximately 8,510 corporate and franchisee locations in the U.S. and approximately 150 countries internationally. Our Dollar and Thrifty brands combined have approximately 1,345 corporate and franchisee locations in approximately 75 countries and our Firefly brand has more than 100 corporate and franchisee locations in approximately 20 countries. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. We have an extensive network of rental locations in the United States ("U.S.") and in all major European markets. We believe that we maintain one of the leading airport car rental brand market shares, by overall reported revenues, in the U.S. and at approximately 125 major airports in Europe where data regarding car rental concessionaire activity is available. Our equipment rental business is operated through the Hertz Equipment Rental brand from approximately 280 company-operated branches, of which approximately 270 are in the U.S. and Canada, and the remainder are located in the United Kingdom, China and through joint venture arrangements in Saudi Arabia and Qatar. We also operate our equipment rental business through franchisee owned branches in Greece, Iceland, Portugal and Corsica in Europe, in Afghanistan in the Middle East, in Panama in Central America and in Chile in South America. In addition to car rental and equipment rental businesses, we are a leading provider of comprehensive, integrated fleet leasing and fleet management solutions through our Donlen subsidiary.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus and in reports we subsequently file with the United States Securities and Exchange Commission, or the “SEC,” on Forms 10-K, 10-Q and 8-K, include “forward-looking statements.” Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K.
Some important factors that could affect our actual results and cause them to differ materially from those expressed in forward-looking statements include, among others, those that may be disclosed from time to time in subsequent reports filed with the SEC, those incorporated by reference under “Risk Factors” and the following:

•	any claims, investigations or proceedings arising as a result of the restatement of our previously issued financial results;

•	our ability to remediate the material weaknesses in our internal controls over financial reporting described in Item 9A of our Form 10-K/A filed with the SEC on March 4, 2016;

•	the effect of our proposed separation of Hertz Equipment Rental Corporation and ability to obtain the expected benefits of any related transaction;

•	levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets;

•
significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets on rental volume and pricing, including on our pricing policies or use of incentives;

•
an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

•	occurrences that disrupt rental activity during our peak periods;

•	our ability to achieve and maintain cost savings and efficiencies and realize opportunities to increase productivity and profitability;

•	our ability to accurately estimate future levels of rental activity and adjust the size and mix of our fleet accordingly;

•	our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness;

•	our ability to realize the operational efficiencies of the acquisition of the car rental operations of Dollar Thrifty;

•	our ability to maintain access to third-party distribution channels, including current or favorable prices, commission structures and transaction volumes;

•	an increase in our fleet costs or disruption to our rental activity, particularly during our peak periods, due to safety recalls by the manufacturers of our vehicles and equipment;

•	changes to our senior management team;

•	a major disruption in our communication or centralized information networks;

•
financial instability of the manufacturers of our vehicles and equipment, which could impact their ability to perform under agreements with us and/or their willingness or ability to make cars available to us or the car rental industry on commercially reasonable terms;

•	any impact on us from the actions of our franchisees, dealers and independent contractors;

•	our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease);

•	shortages of fuel and increases or volatility in fuel costs;

•	our ability to successfully integrate acquisitions and complete dispositions;

•	our ability to maintain favorable brand recognition;

•	costs and risks associated with litigation and investigations;

•	risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt and increases in interest rates or in our borrowing margins;

•	our ability to meet the financial and other covenants contained in our senior credit facilities, our outstanding unsecured senior notes and certain asset-backed and asset-based arrangements;

•
changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings;

•
changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates;

•	the effect of tangible and intangible asset impairment charges;

•	our exposure to uninsured claims in excess of historical levels;

•	fluctuations in interest rates and commodity prices;

•	our exposure to fluctuations in foreign exchange rates; and

•	other risks described from time to time in periodic and current reports that we file with the SEC.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
Our business is subject to a number of important risks and uncertainties, some of which are incorporated by reference in the prospectus. Such risks and uncertainties, however, are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also significantly impact us. Any of these risks and uncertainties may materially and adversely affect our business, financial condition or results of operations, liquidity and cash flows. In such a case, you may lose all or part of your investment in our common stock. You should carefully consider each of the risks and uncertainties incorporated by reference in this prospectus, including, without limitation, those risks and uncertainties discussed in “Item 1A - Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015, prior to investing in our common stock. Any such risks and uncertainties could materially and adversely affect our business, financial condition, operating results or cash flows and we believe that the information incorporated by reference in this prospectus identifies the material risks and uncertainties affecting our company; however, such risks and uncertainties are not the only risks and uncertainties facing us and it is possible that other risks and uncertainties might significantly impact us.

USE OF PROCEEDS
We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The proceeds from the sale of the common stock covered by this prospectus are solely for the accounts of the selling stockholders.
We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS
This prospectus relates to shares of our common stock issuable pursuant to the Plan to certain of our employees that are being registered for resale. All of the shares of common stock that may be resold pursuant to this prospectus may be acquired by the selling stockholders upon the satisfaction of applicable vesting conditions and, in the case of certain awards, the achievement by the Company of specified performance goals, in each case relating to certain equity awards.
The selling stockholders may resell any or all of such shares of common stock at any time they choose while this prospectus is effective. There is no assurance that any of the selling stockholders will sell any or all of the shares of common stock covered by this prospectus.
Shares of Common Stock Offered for Resale by Non-Affiliate Employees
The following is a list of all non-affiliate employees, regardless of number of shares held, who may acquire shares of our common stock pursuant to awards previously granted under the Plan. These non-affiliate employees may sell up to an aggregate of 1,769,100 shares of common stock, representing 0.42% of our issued and outstanding shares of common stock. This percentage of ownership is based on 423,919,780 shares of our common stock issued and outstanding as of February 22, 2016 plus an additional 1,769,100 shares of our common stock that may be offered pursuant to this prospectus that the selling stockholders may acquire pursuant to equity awards granted to such selling stockholders.

Jeffrey Adams	Bruce Capaccio	Antoinette Duah
Mike Aitchison	Krista Carey	Eric Dugan
James Alden	Loren Carlson	Francis Early
Massimiliano Archiapatti	William Casebolt	Gregory Elwood
Craig Arnold	Margarita Castaneda	Timothy Ergas
Benjamin Arnulf	Carlo Cavecchi	John Evans
Darren Arrington	Gloree Centeno	Robert Evans
Juan Ballasteros	Susan Chalmers	Lynn Ferrara
Tracey Barnes	Steve Chase	Anthony Ferreri
Robert Barton	Renato Chiaria	David Field
Raymond Batistoni	Barbara Christenson	John Finch
Anthony Bedalov	Steven Chua	Robert Fingar
Neale Bedrock	Anthony Ciminera	James Fiscus
Daniel Beeman	William Circe	Dustin Fisher
Stuart Benzal	Ronald Claiborne	Ilese Flamm
Christopher Bierbaum	Michael Clayton	John Flynn
Ian Biller	Alan Cody	Christian Forbes
Aaron Birnbaum	Kirk Comeaux	Eli Frame
Tim Blackwell	Monique Conheady	Richard Frecker
Amy Blaine	Allen Cooper	Thomas Frese
Montgomery Blair	Juan Cordero	Thomas Froggatt
Stacey Blakeslee	Robert Cowing	John Fusco
Adrian Bocwinski	Edward Crane	Scott Gaines
John Bolger	Hunter Crittenden	Paul Garbis
Joseph Borden	Dannie Cross	Carla Garfinkle
M. Boucher-O’Regan	Gregory Crum	Daryl Gaskins
Tammy Boudreau	Christian Cunningham	J. C. Gennetais
Nelly Bouilly	Bryn Davies	Stacey Gerber
Richard Bowden	Richard James Davies	Stephan Gerdes
Barbara Brasier	Joanna Dawson	Jeffrey Gill
Scott Bridges	Hendrik De Korte	Rafael Girona
Edouard Brinon	Jeffrey Del Rosso	Karen Gittleman
Sean Bromfield	Michael Delaney	Aaron Glass
Christopher Brown	Monina Delos-Reyes	Jason Glover
Richard Brown	Douglas Denard	Cynthia Gomez
Robyn Brown	Scott Denequolo	Franz Grisson
Devon Browne	Michael DeRosa	N. Hadzi-Zdraveski
James Bryan	Jessica Desautels	Bion Hall
Stefan Buehner	F. J. Diaz Laviada	Mickael Hall
Shuaib Bulhan	Paul Dickard	Rachel Hands
Malcolm Bunyan	Paul Diemer	Melissa Hanna
John Burns	Marc Domer	Philippe Hanot
Brian Burtzlaff	Marcus Donaldson	Sheldon Hanrahan
William Byrne	Gregory Donatello	Todd Harris
Thomas Callahan	Julie Drake	Michael Harrison
Heather Camerano	Bruce Dressel	John Harvey

David Hayward	John Korte	Charles Miller
Karl Heinrich	Daniel Kress	Gregory Miller
Hendrikus Helder	Andrew Lacko	James Miller
Jeannie Henry	Mark Lamberton	Lisa Miller
Erik Hepsen	William Langston	Arula Moodliar
Ricardo Herrerias	Adrianne Lee	Robert Moore
Garrick Higuchi	Eric Lee	Laura Moran
Eric Hiller	Craig Lehmann	John Mullowney
Damian Hilliard	Brent Lessing	David Myrick
Mark Hobson	Stacy Levine	Jeffrey Nayda
Erik Hogan	Mario Lira	Jens Neumeyer
Michael Holdgrafer	Alexandra Lock	Peter Nicoletti
Maurice Honor	Troy Longpre	Thomas Nieliwocki
Clayton Hopkins	Ricardo Love	Jeffrey Nieman
Nick Horne	Jeffrey Lucas	Nicola O’Brien
Scot Hornick	James Luxbacher	Jason Oosterbeek
Matthew Hudnall	Joseph Machuta	Peter Ordal
Brannon Hufstetler	Rebecca Madden	Mary Orelup
John Hunnius	Denis Mancheron	Keith Organ
Kristine Hunt	Nikki Mancini	Enda O’Toole
Jacqueline Hunter	Adam Manlove	Bradley Packham
Leslie Hunziker	Richard Marani	John Palmer
Edgar Hyer	Alexandria Marren	Brett Parham
Erin Iseminger	Tara Martin	Denton Partridge
Joseph Jaussi	Timothy Martin	James Patmore
Mark Johnson	Dale Martino	Nina Payakniti
Belinda Jones	Robert Massengill	R. N. Pereira de Dias
Nathan Jordan	William Masterson	James Philpot
Gregory Jorgensen	John Mastrocinque	Frederic Pichette
James Kachidurian	Matthew Mayer	Jeff Pitz
Brad Kacsh	Michael McDowell	Warren Pizinger
Jim Katolick	Richard McEvily	Matthew Potalivo
Sherri Kawell	Dennis McGinley	Victor Pruitt
Kevin Kearns	Mark McGinn	Steven Rawski
Daniel Kelleher	Pete McGinnis	Rustin Redcay
Bret Kenna	Patrick McGlinn	Joshua Redden
Patrick Kennedy	Laura McGuckin	Tyler Reddien
Lawrence Keyes	Toby McHenry	Christopher Rice
Keith Kirkham	Kevin McIer	Westley Richters
Reto Klaentschi	Laura McKenna	Mark Righton
Melissa Klatt	Amy McLeod	Michaele Riley
Richard Klier	Joseph McPherson	Roy Ritenour
Kevin Knorr	Aaron Medina	Dennis Robbins
Jillian Kober	Lyall Megaw	Rebecca Robinette
Ryan Koenig	Krista Memmelaar	John Roche
Julie Koewler	Brian Millard	Casey Rodriguez

Natalie Rodriguez	Loukas Tsopanoglou
Mary Rogers	John Twomey
Cheryl Rosenberg	Glenn Udall
Kevin Rosso	Robert Valerio
Julie Rubin	Gregory Vandenbroucke
Tobias Ruoff	Nicola Veratelli
Christopher Rusden	Swen Voss
Kermit Rushing	Charles Vuono
Marion Russell	Francis Waddington
Shaina Rutherford	Kristen Waechter
Marc Ruymbeke	Trent Wagner
I.J. Santisteban	Brian Waldbaum
Brendan Saville	Randall Walford
Massimo Scantamburlo	Michael Walker
Louis Scarpelli	Maryann Waryjas
Kyle Scott	Michael Weinstein
Martin Scullion	Michael Wenderfer
Michael Severance	Daryl Wert
Gavin Shafer	Jason Whitcomb
Damien Shaw	Jeffrey White
Paul Sheldon	Zoe White
Amanda Shepherd	James Wiley Jr.
Kelly Shryoc	Denna Williams
Darren Simmonds	Stephen Windsor
Bradford Simmons	Paul Winter
Richard Simon	Sonya Winters
Harjindra Singh	Daniel Wisk
Adam Slade	Brian Wright
Thomas Sloan	Pamela Wright-Toorock
Joshua Smith	Don Yeoman
Kenneth Smith	Marcia Yonaley
Matthew Smith	Eliana Zem
Austin Snelgrove	Oliver Zerhusen
Frank Spaargaren
William Stec
Daniel Stopher
Dennis Straight
Robert Stuart
Alan Sun
Thomas Tallarito
Bhaven Taylor
Sundeep Thakur
Alfred Thomson
Benjamin Todd
F. Tomassetti Schiavo
Mark Tristram-Walmsley

PLAN OF DISTRIBUTION
The selling stockholders have not advised us of any specific plan for the sale or distribution of the shares of common stock covered by this prospectus. If and when they occur, such sales may be made in any of the following manners:

•
On the New York Stock Exchange (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which shares of our common stock are then listed, admitted to unlisted trading privileges or included for quotation);

•	in public or privately negotiated transactions;

•	in transactions involving principals or brokers;

•	in a combination of such methods of sale; or

•	any other lawful methods.

Although sales of the shares of common stock covered by this prospectus are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.
When offering the shares of common stock covered by this prospectus, each of the selling stockholders and any broker-dealers who sell the shares for the selling stockholders may be “underwriters” within the meaning of the Securities Act, and any profits realized by such selling stockholders and the compensation of such broker-dealers may be underwriting discounts and commissions.
Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which our common stock may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares of common stock covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.
Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares. We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any broker-dealer or agent.
To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a prospectus supplement.
The expenses of preparing and filing this prospectus and the related registration statement with the SEC will be paid entirely by us. The selling stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), including without limitation Rule 10b-5 thereunder.
Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

LEGAL MATTERS
The validity of the issuance of the shares of common stock offered in this prospectus will be passed upon for us by Jenner & Block, LLP, Chicago, Illinois.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report, which contains an adverse opinion on the effectiveness of internal control over financial reporting, of PricewaterhouseCoopers, LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. The information incorporated by reference is considered to be part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. You will be deemed to have notice of all information incorporated by reference into this prospectus as if that information were included in this prospectus.
The following documents that we have filed with the SEC are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016;

•	our Form 10-K/A filed with the SEC on March 4, 2016;

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2016 and February 18, 2016; and

•
the description of our common stock, par value $0.01, per share, contained in our Registration Statement on Form 8-A, filed with the SEC on November 8, 2006 and any amendment or report filed for the purpose of updating such description.

Except as otherwise indicated, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus. This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC and does not contain all of the information set forth in that Registration Statement.
We will provide, free of charge, to any person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference. To request a copy of those documents, you should contact us at the address set forth below under “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference into this prospectus under “Information Incorporated by Reference” above.
Through our website at www.hertz.com, we make available the information that we incorporate by reference into this prospectus, as well as other reports, proxy statements and other information that we file with the SEC. You may also read and copy those materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information that registrants, such as we, file electronically with the SEC. Our website address is http://www.hertz.com. Our website address is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be a part of, this prospectus.
Each person to whom a prospectus is delivered may also request a copy of those materials, free of charge, by contacting us at the following address:
Hertz Global Holdings, Inc.
8501 Williams Road
Estero, FL 33928
(239) 301-7000
Attn: Corporate Secretary

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by the Company with the SEC are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016;

•	our Form 10-K/A filed with the SEC on March 4, 2016;

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2016 and February 18, 2016; and

•
the description of our common stock, par value $0.01, per share, contained in our Registration Statement on Form 8-A, filed with the SEC on November 8, 2006 and any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregister all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.
Item 6. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Any such indemnified person’s rights to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, unless the relevant indemnification provision expressly permits such elimination.
Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit.
Article Fifth, Section (h) of the Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article Fifth, Section (i) of the Company’s Amended and Restated Certificate of Incorporation provides further that the Company shall indemnify directors and officers of the Company to the fullest extent permitted by the DGCL, as the same exists or may be amended. The Company is only obligated to indemnify or advance expenses to a director of the Company in respect of an action, suit or proceeding instituted by such director if it has been authorized by the Company’s board of directors.

Section 6.01 of the Company’s Amended and Restated By-Laws, referred to as the by-laws of the Company, provides that: the Company shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of an action or suit by or in the right of the Company to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of the by-laws of the Company, the Company shall not be obligated to indemnify a director or officer of the Company in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized in the specific case by the board of directors.
Section 6.04 of the by-laws of the Company provides that the Company shall advance expenses (including attorney’s fees) incurred by a present or former director or officer of the Company in defending any civil, criminal, administrative or investigative proceeding upon written request by such person and delivery of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the Company. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.
The Company has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Company may, in such capacities, incur.
The Company has entered into indemnification agreements with each of its directors providing the directors contractual rights to indemnification, expense advance provided by its by-laws, and contractual rights to additional indemnification as provided in the indemnification agreements.
Pursuant to the Employment Agreement, dated as of November 21, 2014, between the Company and John Tague, the Company has agreed to indemnify and hold Mr. Tague harmless to the fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses including without limitation all costs and expenses incurred in defense of litigation, including attorneys’ fees, arising out of his employment with the Company, except to the extent arising out of or based upon his gross negligence or willful misconduct.
Item 7. Exemption from Registration Claimed
As previously disclosed, as a result of the Company’s failure to file required reports with the SEC during the Company’s extended filing delay period, the Company suspended the use of its existing registration statements on Form S-8 to make equity grants to employees. Pursuant to the Company’s letter to the SEC dated April 20, 2015, the Company received no-action relief from the SEC upon which the Company relied to make broad-based equity grants to employees under a no-sale theory. All of the shares of common stock that may be offered pursuant to this registration statement will be acquired by the selling stockholders upon the vesting of equity awards issued pursuant to the no-sale theory.
Item 8. Exhibits
The following exhibits are filed herewith or incorporated by reference as a part of this Registration Statement:

4.1
Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc., as filed on March 30, 2007)

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc., effective as of May 14, 2014 (Incorporated by reference to Exhibit 3.1 to the Current Report in Form 8-K of Hertz Global Holdings, Inc., as filed on May 14, 2014)

4.3
Amended and Restated By-Laws of Hertz Global Holdings, Inc., effective May 14, 2014 (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc., as filed on May 14, 2014)

5	Opinion of Jenner & Block LLP (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Jenner & Block LLP (included in Exhibit 5 hereto)

24	Powers of Attorney (included on signature pages hereof)

99.1
Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, as amended and restated (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc., as filed on June 1, 2010)

99.2
Amendment No. 1 dated as of May 12, 2014 to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.6.2 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc., as filed on July 16, 2015)

Item 9. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Estero, state of Florida on this 31st day of March, 2016.

HERTZ GLOBAL HOLDINGS, INC. (Registrant)

By:	/s/ THOMAS C. KENNEDY
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer

Each of undersigned does hereby make, constitute and appoint each of John P. Tague, Thomas C. Kennedy, Thomas J. Sabatino, Jr. and Richard J. Frecker, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 31, 2016:

Signature	Title

/s/ LINDA FAYNE LEVINSON	Independent Non-Executive Chair of the Board of Directors
Linda Fayne Levinson

/s/ JOHN P. TAGUE	President and Chief Executive Officer, Director
John P. Tague

/s/ THOMAS C. KENNEDY	Senior Executive Vice President and Chief Financial Officer
Thomas C. Kennedy

/s/ ROBIN C. KRAMER	Senior Vice President and Chief Accounting Officer
Robin C. Kramer

/s/ CARL T. BERQUIST	Director
Carl T. Berquist

/s/ MICHAEL J. DURHAM	Director
Michael J. Durham

/s/ CAROLYN N. EVERSON	Director
Carolyn N. Everson

s/ VINCENT J. INTRIERI	Director
Vincent J. Intrieri

/s/ HENRY R. KEIZER	Director
Henry R. Keizer

/s/ MICHAEL F. KOEHLER	Director
Michael F. Koehler

/s/ SAMUEL MERKSAMER	Director
Samuel Merksamer

/s/ DANIEL A. NINIVAGGI	Director
Daniel A. Ninivaggi

EXHIBIT INDEX

Exhibit
No.

4.1
Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc., as filed on March 30, 2007)

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc., effective as of May 14, 2014 (Incorporated by reference to Exhibit 3.1 to the Current Report in Form 8-K of Hertz Global Holdings, Inc., as filed on May 14, 2014)

4.3
Amended and Restated By-Laws of Hertz Global Holdings, Inc., effective May 14, 2014 (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc., as filed on May 14, 2014)

5	Opinion of Jenner & Block LLP (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Jenner & Block LLP (included in Exhibit 5 hereto)

24	Powers of Attorney (included on signature pages hereof)

99.1
Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, as amended and restated (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc., as filed on June 1, 2010)

99.2
Amendment No. 1 dated as of May 12, 2014 to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.6.2 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc., as filed on July 16, 2015)